UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2020

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5899 Preston Road #505, Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 479-259-2977

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2020, Ecoark Holdings, Inc., a Nevada corporation (the “Company”), and Banner Energy Services Corp., also a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner OpCo”). Pursuant to the acquisition, Banner OpCo will become a wholly-owned subsidiary of the Company and Banner Parent, the sole stockholder of Banner OpCo, will receive shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in exchange for all of the issued and outstanding shares of Banner OpCo.

Banner OpCo has four operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”), Capstone Equipment Leasing LLC (“Capstone”), White River Holdings Corp. (“White River”), and Shamrock Upstream Energy LLC (“Shamrock”). Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operators. Capstone procures and finances equipment to oilfield transportation services contractors. These two operating subsidiaries of Banner OpCo are revenue producing entities. White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

The Company shall issue 8,945,205 of Ecoark common stock (which Banner Parent shall issue to certain of its noteholders) and assume up to $11,161,711 in short-term and long-term debt of Banner OpCo. The Company’s Chief Executive Officer and one of its other directors, who recused themselves from all board discussions on the acquisition of Banner OpCo are stockholders and/or noteholders of Banner Parent. The transaction was approved by all of the disinterested members of the Board of Directors of the Company. Jay Puchir, the Chairman and CEO of Banner Parent is a former officer of the Company and has maintained a relationship with the Company as a consultant. The Purchase Agreement contains customary representations and warranties by the Company, Banner Parent and Banner OpCo.

The market price of the Company’s Common Stock may decline as a result of the Merger.

The market price of the Company’s Common Stock may decline as a result of the Merger for a number of reasons including:

●	the Company may not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated;
●	the effect of the Merger on the Company’s business and prospects is not consistent with the expectations of financial or industry analysts; or
●	investors react negatively to the effect Company’s business and prospects resulting from the Merger.

The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On March 31, 2020, the Company issued a press release announcing the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase and Sale Agreement by and between Ecoark Holdings, Inc. and Banner Energy Services Corp.
99.1	Press Release, dated March 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: April 2, 2020	By:	/s/ Randy S. May
	Name:	Randy S. May
	Title:	Chief Executive Officer

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